EXHIBIT 2

                             JOINT FILING AGREEMENT
                           PURSUANT TO RULE 13D-1(k)1


The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.


Dated:  February 5, 2010

ARROWGRASS CAPITAL PARTNERS (US) LP        ARROWGRASS CAPITAL SERVICES (US) INC.



By:  Arrowgrass Capital Services (US)      By: /s/ Sean Flynn
Inc., its General Partner                     ---------------
                                           Name:  Sean Flynn
                                           Title  Director
By: /s/ Sean Flynn
    --------------
Name:  Sean Flynn
Title  Director